EXHIBIT 99.2

                                  PRESS RELEASE


FOR IMMEDIATE RELEASE

Contact:          Brent D. Baird
                  President - Merchants Group, Inc.
                  (716) 849-1484


                  BUFFALO,  N.Y., July 23, 1998 - MERCHANTS  GROUP,  INC. (AMEX-
MGP) announced it has elected to give notice of termination of the Management Agreement dated September 29, 1986 among Merchants Mutual Insurance Company, Merchants Insurance Company of New Hampshire, Inc. ("MNH") and the Company. The Management Agreement provides that Merchants Mutual will act as agent for the Company and MNH, the Company's operating subsidiary, in managing the day-to-day insurance business of MNH. Under its terms, the Management Agreement will terminate five years after the date of the notice.

                  The Company, through its wholly-owned subsidiary MNH, offers property and casualty insurance through independent agents to preferred risk individuals and businesses in the northeast United States. The Company is headquartered in Buffalo, New York.